UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2012

TMST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11914	85-0404134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Lincoln Avenue, Suite 100, Santa Fe, New Mexico 87501

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (505) 989-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.	Other Events.

On January 23, 2012, TMST, Inc. f/k/a Thornburg Mortgage, Inc. (the “Company”) received verbal notification from the Denver Regional Office of the Securities and Exchange Commission (the “Commission”) that the Office intends to recommend that the Commission institute a public administrative proceeding against the Company pursuant to Section 12(j) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to revoke the registration of the Company’s securities based on the Company’s substantial periodic reporting delinquencies. The notification follows the Wells Notice sent by the Division of Enforcement to the Company on December 13, 2011 and the Division’s review of the Trustee’s Wells Submission that requested that the Staff not make an enforcement recommendation. Although the Office asserts that the Company has been delinquent in the filing of its quarterly and annual reports under Section 13(a) and periodic reports under Section 15(d) of the Exchange Act since the commencement of its Chapter 11 bankruptcy, the Company, relying on the Commission’s Release No. 9660 dated June 30, 1972, has been timely in its filing with the Commission under Form 8-K the Company’s Monthly Operating Reports filed each month with the Bankruptcy Court.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMST, INC.

By:	/S/ JOEL I. SHER
Joel I. Sher
Chapter II Trustee

Date: January 24, 2012